Exhibit 3.1

Filed in the Office of	Business Number C21972-1999
FVAguilar	Filing Number 20233320571
Secretary of State State Of Nevada	Filed On 6/29/2023 2:01:00 PM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: InnovaQor, Inc. Entity or Nevada Business Identification Number (NVID): C21972-1999
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	× Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%
	Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 12/15/2022

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Article III of the Amended and Restated Articles of Incorporation, [see below] (attach additional page(s) if necessary)
6. Signature: (Required)	X Darrell Peterson — Chief Executive Officer Signature of Officer or Authorized Signer — Title X Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

as amended, of the corporation is deleted in its entirety and amended to read as set forth in the attached Exhibit "A".

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 12/15/2022

Exhibit “A” to Certificate of Amendment

ARTICLE III

(A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Billion Twenty-Five Million (2,025,000,000) shares, comprised of Two Billion (2,000,000,000) shares of Common Stock, with a par value of $0.0001 per share (the “Common Stock”), and Twenty-Five Million (25,000,000) shares of Preferred Stock, with a par value of $0.0001 per share (the “Preferred Stock”). Subject to the preferential rights of the Preferred Stock and such restrictions as may be imposed by debtholders of the Corporation and its subsidiaries, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

(B) The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions hereof, to provide for the issuance of all or any shares of any wholly unissued series of Preferred Stock, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize and increase or decrease in such number of shares and the right to provide that the shares of each such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with the laws of Nevada in force from time to time. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that are fixed and those that may be fixed with respect to any shares of the Preferred Stock.

(C) Of the authorized shares of Preferred Stock, the following series have been duly authorized, with such designations, references, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as set forth in their respective Certificates of Designation:

1,000 shares of Series A-1 Supermajority Voting Preferred Stock;

25,000 shares of Series B-1 Convertible Redeemable Preferred Stock;

2,000 shares of Series C-1 Convertible Redeemable Preferred Stock; and

500 shares of Series D Non-Convertible Preferred Stock

No other series or shares of Preferred Stock are currently authorized or outstanding, including, without limitation, any Series A Cumulative Preferred Stock, Series A Supermajority Voting Preferred Stock, Series B Convertible Redeemable Preferred Stock or Series C Convertible Redeemable Preferred Stock.